Exhibit 10.2

Company Voting Agreement

This Company Voting Agreement (this “Agreement”) is made as of August 12, 2021, by and between MedTech Acquisition Corporation, a Delaware corporation (“SPAC”), and the party listed on the signature page hereto as a “Shareholder” (the “Shareholder”).

RECITALS

WHEREAS, concurrently herewith, SPAC, Memic Innovative Surgery Ltd., a private company organized under the laws of the State of Israel (the “Company”), and Maestro Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), are entering into a Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement.

WHEREAS, (a) immediately prior to the Effective Time, and subject to the Company Shareholder Approval, each outstanding Company Preferred Share (including any Company Preferred Shares issued upon exercise of the Company Preferred Warrants) will be converted into ordinary shares of the Company in accordance with Section 2.1(a) of the Business Combination Agreement (the “Conversion”), (b) immediately following the Conversion, all outstanding Company Ordinary Shares, and all Company Ordinary Shares underlying Vested Company Options and Company Preferred Warrants, will be reclassified into (i) Company Ordinary Shares and (ii) Price Adjustment Rights in accordance with Section 2.1(a) of the Business Combination Agreement (the “Reclassification”) and (c) immediately following the Reclassification, the Company will effect a stock split of each then-outstanding Company Ordinary Share, and each Company Ordinary Share underlying any Company Options and Company Preferred Warrants, into such number of Company Ordinary Shares calculated in accordance with Section 2.1(b) of the Business Combination Agreement (the “Stock Split” and, together with the Conversion and the Reclassification, the “Capital Restructuring”).

WHEREAS, at the Effective Time, Merger Sub shall be merged with and into SPAC (the “Merger”) with SPAC surviving the Merger as a direct wholly-owned subsidiary of the Company.

WHEREAS, as of the date hereof, the Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the Company Shares set forth on Schedule I hereto (collectively, the “Owned Shares”; the Owned Shares and any additional Company Shares (or any securities convertible into or exercisable or exchangeable for Company Shares) in which the Shareholder acquires record or beneficial ownership after the date hereof, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, including any Company Warrants, but specifically excluding any shares purchased by any person affiliated with the Shareholder on account of the exercise of options, which are subject to a separate proxy, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of SPAC to enter into the Business Combination Agreement, SPAC and the Shareholder are entering into this Agreement.

agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC and the Shareholder herby agree as follows:

1.                  Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4, the Shareholder, solely in its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares to, validly execute and deliver to the Company a voting proxy in substantially the form attached hereto as Exhibit A (the “Voting Proxy”) in respect of all of the Shareholder’s Covered Shares, on (or effective as of) the fifth (5th) day following the date on which the notice of any meeting of the shareholders of the Company (the “Company Shareholders Meeting”) is delivered by the Company (or in connection with any request for written consent of the shareholders of the Company), for the purpose of approving any of the Company Shareholders Matters. In addition, prior to the Termination Date (as defined herein), the Shareholder, solely in its capacity as a shareholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any Company Shareholder Meeting (whether annual or special and whether or not adjourned or postponed and however called) and in connection with any written consent of shareholders of the Company to approve the Company Shareholder Matters, the Shareholder shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares to:

(a)                if and when such Company Shareholders Meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)                execute and return an action by written consent (or vote, in person or by proxy), or validly execute and return and cause such consent to be granted with respect to (or cause to be voted at such meeting), all of the Shareholder’s Covered Shares owned as of the date that any written consent is executed by the Shareholder (or the record date for such meeting) in favor of (i) the Merger and the adoption of the Business Combination Agreement, (ii) the Company Shareholder Matters, and (iii) any other matters necessary or reasonably requested by the Company for consummation of the Merger and the other transactions contemplated by the Business Combination Agreement; and

(c)                execute and return an action by written consent (or vote, in person or by proxy), or validly execute and return and cause such consent to be granted with respect to (or cause to be voted at such meeting), all of the Shareholder’s Covered Shares against any Company Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Business Combination Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Business Combination Agreement that would result in the failure of any condition set forth in Section 8.1, Section 8.2, or Section 8.3 of the Business Combination Agreement to be satisfied.

2.                  Proxy.

(a)                The Shareholder hereby irrevocably, to the fullest extent permitted by law, appoints the Company, or any designee of the Company, for so long as the provisions of this Section 2 remain in effect, as the Shareholder’s attorney-in-fact and proxy with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Owned Shares, solely on the matters and in the manner specified in Section 1. The proxy shall be valid for the duration of this Agreement.

(b)                THE PROXIES AND POWERS OF ATTORNEY GRANTED PURSUANT TO SECTION 2(b) ARE IRREVOCABLE AND COUPLED WITH AN INTEREST. The proxies and powers of attorney shall not be terminated by any act of the Shareholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all successors, assigns, heirs, beneficiaries and legal representatives of the Shareholder. The Shareholder hereby revokes all other proxies and powers of attorney on the matters specified in Section 1 with respect to the Owned Shares that the Shareholder may have previously appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the Shareholder and any obligation of the Shareholder under this Agreement shall be binding upon the heirs, personal representatives, and successors of the Shareholder.

3.                  No Inconsistent Agreements. The Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.                  Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the Effective Time, (ii) the termination or expiration of the Business Combination Agreement in accordance with its terms, or (iii) the time this Agreement is terminated upon the mutual written agreement of SPAC and the Shareholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 10 and 21 below shall survive the termination of this Agreement; provided further that the termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of, or actual fraud in connection with, this Agreement prior to such termination.

5.                  Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to SPAC as to itself as follows:

(a)                Ownership of Shares. The Shareholder is the only record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens that may impede such Shareholder from complying with its obligations hereunder other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares, the Shareholder does not own beneficially or of record any share capital of the Company (or any securities convertible into share capital of the Company).

(b)                Voting Rights. The Shareholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iii) has not granted a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement.

(c)                Authority. If the Shareholder is an entity, such Shareholder has the power and authority and all authorization and approval required by law to enter into, deliver and perform its obligations under this Agreement with respect to its Covered Shares. If such Shareholder is an individual, such Shareholder has the capacity, full legal right, power and authority and all authorization and approval required by law to enter into, deliver and perform its obligations under this Agreement with respect to its Covered Shares. This Agreement has been duly authorized, executed and delivered by the Shareholder and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, is enforceable against such Shareholder in accordance with its terms, subject to the Enforcement Exceptions.

(d)                No Consent. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, designations, declarations, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Shareholder from, or to be given by the Shareholder to, or be made by the Shareholder with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Shareholder of this Agreement, other than any such filings, designations, declarations, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations which have been previously obtained or expired, as applicable. If the Shareholder is a natural person, no consent of such Shareholder’s spouse or creditor is necessary under any “community property” or other laws for the execution and delivery of this Agreement.

(e)                No Conflicts. The execution, delivery and performance of this Agreement by the Shareholder do not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Shareholder, if the Shareholder is an entity, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Shareholder pursuant to any Contract binding upon the Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which the Shareholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(f)                 No Litigation. As of the date of this Agreement, there is no action, proceeding or investigation pending against the Shareholder or, to the knowledge of the Shareholder (after conducting reasonable and due inquiry), threatened against the Shareholder that questions the beneficial or record ownership of the Shareholder’s Owned Shares.

(g)                Reliance upon Agreement. The Shareholder understands and acknowledges that SPAC and the Company are entering into the Business Combination Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Shareholder contained herein.

6.                  Certain Covenants of the Shareholder.

(a)                Subject to Section 7 hereof, prior to the Termination Date, the Shareholder shall not, and shall cause its Affiliates and Subsidiaries not to, and shall not authorize its Representatives to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate (including by means of furnishing or disclosing information, subject to the exception set forth in clause (ii) below), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or may reasonably be expected to result in or lead to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information about the Company to any Person that would reasonably be expected to lead to a Company Acquisition Proposal (except that the Shareholder shall be permitted to disclose non-public information about the Company to its limited partners, members, or shareholders for the limited purpose of securing the corporate or other power and authority to execute and perform this Agreement, provided the Shareholder takes reasonable efforts to cause such Persons to comply with this Section 6(a)); (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; or (iv) otherwise knowingly cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. If the Shareholder or any of its Affiliates receives any inquiry or proposal regarding a Company Acquisition Proposal, then the Shareholder shall: (A) notify the Company promptly (and in any event within twenty-four (24) hours) following receipt by the Shareholder of any Company Acquisition Proposal, and describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications or other material developments with respect to such Company Acquisition Proposal or information. The Shareholder also agrees that, immediately following the execution of this Agreement, the Shareholder shall, and shall cause its Affiliates and Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the parties hereto and their respective Representatives) conducted heretofore in connection with a Company Acquisition Proposal.

Notwithstanding anything in this Agreement to the contrary, (i) the Shareholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), other shareholders of the Company, employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 6(a), (ii) the Shareholder makes no representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company of its obligations under Section 7.10 (No Solicitation) of the Business Combination Agreement shall not be considered a breach of this Section 6(a) (it being understood for the avoidance of doubt that the Shareholder shall remain responsible for any breach by the Shareholder or its, his or her Representatives (other than any such Representative that is a Company Related Party) of this Section 6(a)).

(b)                The Shareholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Transactions, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of any of the Shareholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate, equityholder or Permitted Transferee (as defined in the Company’s Articles of Association in effect on the eve of signing the Business Combination Agreement) of the Shareholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 6(b) shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 6(b) with respect to the Shareholder’s Covered Shares shall be null and void.

7.                  Termination of Investors’ Rights Agreement. The Shareholder, by this Agreement, with respect to its Covered Shares, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, the Investors’ Rights Agreement.

8.                  Disclosure. The Shareholder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, or include in any document or information required to be filed with or furnished to the SEC or NASDAQ, the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligations under this Agreement; provided that prior to any such publication or disclosure, the Company and SPAC have provided the Shareholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and SPAC will consider in good faith.

9.                  Changes in Share Capital. In the event of a share split, share dividend or distribution, or any change in the Company’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.              Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by SPAC and the Shareholder.

11.              Waiver. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

12.              Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date of delivery if delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

if to SPAC, to:
c/o SPAC MedTech Acquisition Corporation 600 Fifth Avenue, 22nd Floor New York, NY 10022 Attention: Christopher C. Dewey Email: ccdewey@gmail.com with a copy to (which shall not constitute notice):
Foley & Lardner LLP 100 N Tampa St Suite 2700 Tampa, FL 33602 Attention: Kevin Shuler Phone: 813.225.5441 Email: kshuler@foley.com

and
Meitar | Law Offices 16 Abba Hillel Rd. Ramat Gan 5250608, Israel Attention: Clifford M.J. Felig Phone: +972-3-610-3100 Email: cfelig@meitar.com

If to the Shareholder, to such address indicated on the Company’s records with respect to the Shareholder to such other address or addresses as Shareholder may from time to time designate in writing.

13.              No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Shareholder shall remain vested in and belong to the Shareholder, and SPAC shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.

14.              Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings or agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Business Combination Agreement. In the event of any inconsistency, conflict, or ambiguity as to the rights and obligations of the parties hereto under this Agreement and the Business Combination Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

15.              Miscellaneous. The provisions set forth in Sections 11.3 (Counterparts; Electronic Delivery), 11.5 (Severability), 11.6 (Other Remedies; Specific Performance), 11.7 (Governing Law), 11.8 (Consent to Jurisdiction; Waiver of Jury Trial), and 11.13 (Waiver), of the Business Combination Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis.

16.              Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of SPAC, the Company or the Shareholder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

17.              Assignment; Successors; No Third Party Rights. Other than Permitted Transfers by the Shareholder pursuant to Section 6(b), and then only on the terms therein, no party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person (other than the Company, which shall be an intended beneficiary of the provisions hereof) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

18.              Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person in accordance with the terms of this Agreement. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

19.              Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

20.              Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same document and shall become effective when multiple counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

21.              Capacity as a Shareholder. Notwithstanding anything herein to the contrary, the Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of the Shareholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person. The Shareholder shall not be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other shareholder that is entering into a similar Agreement and the Shareholder shall solely be required to perform its obligations hereunder in his, her or its individual capacity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or authorized Persons thereunto duly authorized) as of the date first written above.

MEDTECH ACQUISITION CORPORATION

By:
Name: Karim Karti
Title: Chairman of the Board

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or authorized Persons thereunto duly authorized) as of the date first written above.

[COMPANY SHAREHOLDER]

By:
Name:
Title:

SCHEDULE I

Owned Shares

The Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of and is entitled to dispose of and vote the following Company Shares:

Company Ordinary Shares
Company Preferred A Shares
Company Preferred A-1 Shares
Company Preferred B Shares
Company Preferred C-1 Shares
Company Preferred C-2 Shares
Company Preferred D-1 Shares
Company Preferred D-2 Shares
Company Preferred D-3 Shares
Company Preferred D-4 Shares
Company Preferred D-5 Shares

EXHIBIT A

Proxy

[Attached].

MEMIC INNOVATIVE SURGERY LTD.

NOTICE OF A SPECIAL GENERAL MEETING OF THE SHAREHOLDERS TO BE HELD

_______ __, 2021

Notice is hereby given that a Special General Meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Memic Innovative Surgery Ltd. (the “Company”) will be held at the offices of the Company, located at 6 Yonatan Netanyahu, Or Yehuda 6037604, Israel on ____ __, 2021 at 4:00 p.m., Israel time and also via zoom at the following link: __________________. This Notice is being emailed to the Shareholders on August __, 2021 (the “Notice”).

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under this Notice or under the Business Combination Agreement (as defined below)

The Meeting is being called for the following purposes

1.	To authorize and approve the execution, delivery and performance of the Business Combination Agreement, dated as of August 12, 2021 (the “Business Combination Agreement”), by and among the Company, MedTech Acquisition Corporation, a Delaware corporation (“SPAC”), and Maestro Merger Sub, Inc., a Delaware corporation (“Merger Sub”), in the form attached hereto as Exhibit A, and the Transactions, including the Reclassification, the Merger and issuance of the Price Adjustment Rights in the Reclassification, as well as all of the Transaction Agreements to which the Company is a party and the termination of the Company’s Investors Rights Agreement.

2.	To approve and adopt the Company’s 2021 Incentive Compensation Plan, in the form attached hereto as Exhibit B, as well as the Sub-Plan for Israeli taxpayers in the form attached hereto as Exhibit C (collectively, the “Equity Plan”) and to authorize the reserve for issuance under the Equity Plan a number of Company Ordinary Shares equal to 15% of the total number of issued and outstanding Company Ordinary Shares on a fully diluted and as converted basis immediately following the Closing.

3.	To authorize and approve, contingent upon the Closing, the classification of the Company’s share capital by (A) converting all of the Company Preferred Shares (including the Company Preferred Shares issued or issuable upon exercise of Company Warrants) into Company Ordinary Shares (with the voting for such resolution (whether in person or by proxy) will constitute a written demand of all such holders of Company Preferred Shares) in accordance with the conversion ratios determined pursuant to the Current Company Articles and (B) effect a share split of each Company Ordinary Share, and each Company Ordinary Share underlying any Company Options and Company Warrants shall become [__] Company Ordinary Shares par value ILS [__] each, such that following such classification, the Company’s authorized share capital shall be ILS [__] divided into [__] Company Ordinary Shares, par value ILS [__] each.

4.	To authorize and approve, contingent upon the Closing, that the Price Adjustment Rights, the Merger Consideration, the Company Warrants and the Company Ordinary Shares issuable upon exercise of any of the above, will be exempt and excluded from the definition of Additional Shares (as such term is defined in the Current Company Articles).

5.	To replace the Current Company Articles in their entirety with the Company A&R Articles, in the form attached hereto as Exhibit D, contingent upon the Closing.

6.	To approve the form of indemnification agreement, substantially in the form attached hereto as Exhibit E (the “Indemnification Agreement”), and to authorize and approve the execution, delivery and performance of such Indemnification Agreement with each director and officer of the Company, at present or in the future.

7.	To approve, contingent upon the Closing, that the following individuals be elected (or re-elected, as applicable) as members of the Board of Directors of the Company (the “Board”), effective as of the Closing: [________], such that as of the Closing, the Board shall consist of the following directors: [_______].

8.	To approve and confirm (A) the capitalization table attached hereto as Exhibit F, as being the complete, correct and accurate capitalization table of the Company effective as of July 31, 2021, which reflects details of the Company’s share capital as of such time, and (B) the shareholders register attached hereto as Exhibit G, as being the complete, correct and accurate register of shareholders of the Company effective as of July 31, 2021, which reflects the details of all shares of the Company outstanding as of such time. To approve any and all issuances of shares of the Company, any and all grants of warrants to purchase shares or other securities of the Company (and, if applicable, the exercise thereof and the issuance of shares upon such exercise), any and all transfers of shares of the Company, and any and all other actions previously made in, or with respect to, the share capital of the Company, in each case, which have been consummated prior to the date hereof and that eventually resulted in the holdings of securities of the Company as specified in and contemplated by Exhibit F and Exhibit G attached hereto (in each case, if and when made, and only to the extent not previously approved or ratified), be ratified and approved in all respects effective as of the respective dates of such issuance, grant, exercise, transfer or other action, as applicable, and that the issuance of the applicable shares of the Company upon the exercise of each warrant or other security or right specified in Exhibit F attached hereto, if and when exercised in accordance with its respective terms, shall be ratified and approved in all respects.

Please execute the attached proxy for the above resolution, sign the signature page of the proxy at your earliest convenience, return the executed proxy to Noam Atar via e-mail at noam@memicmed.com. If the attached proxy is properly executed and returned, and a choice is specified, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted in favor of such proposal. Proxies must be received prior to the scheduled time of the Meeting in order for the proxy to be qualified to participate in the Meeting.

Please note that the information contained in this notice, its exhibits and the attached proxy is confidential and is intended only for the Company’s shareholders.

Sincerely yours,

Dvir Cohen, CEO
Memic Innovative Surgery Ltd.

Memic Innovative Surgery LTD
(The “Company”)

Proxy

For a Special General Meeting of the Shareholders of the Company

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the Notice of a Special General Meeting dated [ ● ], 2021 (the “Meeting”), to which this Proxy was attached (the “Notice”) or under the Business Combination Agreement (as defined below).

The undersigned (the “Shareholder”), being the holder of [ ● ] Ordinary Shares, NIS 0.01 par value per share (“Company Ordinary Shares”) of Memic Innovative Surgery Ltd. (the “Company”)[,] [ ● ] Series A Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred A Shares”)[,] [ ● ] Series A-1 Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred A-1 Shares”)[,] [ ● ] Series B Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred B Shares”)[,] [ ● ] Series C-1 Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred C-1 Shares”) [,] [ ● ] Series C-2 Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred C-2 Shares”), [ ● ] Series D-1 Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred D-1 Shares”), [ ● ] Series D-2 Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred D-2 Shares”), [ ● ] Series D-3 Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred D-3 Shares”), and [ ● ] Series D-5 Preferred Shares of the Company, NIS 0.01 par value per share (“Company Preferred D-5 Shares”, and, together with the Company Preferred A Shares, the Company Preferred A-1 Shares, the Company Preferred B Shares, the Company Preferred C-1 Shares, the Company Preferred C-2 Shares, the Company Preferred D-1 Shares, the Company Preferred D-2 Shares, and the Company Preferred D-3 Shares, the “Company Preferred Shares”), acting pursuant to Section 83(b) of the Israeli Companies Law, 5759-1999 and the Current Company Articles, does hereby irrevocably authorize _______________ to represent the Shareholder and vote all of the [Company Ordinary Shares] [and] [Company Preferred Shares] held by the Shareholder, on behalf and in the name of the Shareholder, at the Meeting, and at any postponements or adjournments thereof, as follows:

At the Meeting, the Shareholders will be asked to approve the following resolutions:

“RESOLVED, to authorize and approve the execution, delivery and performance of the Business Combination Agreement, dated as of August 12, 2021 (the “Business Combination Agreement”), by and among the Company, MedTech Acquisition Corporation, a Delaware corporation (“SPAC”), and Maestro Merger Sub, Inc., a Delaware corporation (“Merger Sub”), in the form attached hereto as Exhibit A, and the Transactions, including the Reclassification, the Merger and issuance of the Price Adjustment Rights in the Reclassification, as well as all of the Transaction Agreements to which the Company is a party and the termination of the Company’s Investors Rights Agreement.”

For*	Against*	Abstain*

“RESOLVED, to approve and adopt the Company’s 2021 Incentive Compensation Plan, in the form attached hereto as Exhibit B, as well as the Sub-Plan for Israeli taxpayers in the form attached hereto as Exhibit C (collectively, the “Equity Plan”) and to authorize the reserve for issuance under the Equity Plan a number of Company Ordinary Shares equal to 15% of the total number of issued and outstanding Company Ordinary Shares on a fully diluted and as converted basis immediately following the Closing .”

For*	Against*	Abstain*

“RESOLVED, to authorize and approve, contingent upon the Closing, the classification of the Company’s share capital by (A) converting all of the Company Preferred Shares (including the Company Preferred Shares issued or issuable upon exercise of Company Warrants) into Company Ordinary Shares (with the voting for such resolution (whether in person or by proxy) will constitute a written demand of all such holders of Company Preferred Shares) in accordance with the conversion ratios determined pursuant to the Current Company Articles and (B) effect a share split of each Company Ordinary Share, and each Company Ordinary Share underlying any Company Options and Company Warrants shall become [__] Company Ordinary Shares par value ILS [__] each, such that following such classification , the Company’s authorized share capital shall be ILS [__] divided into [__] Company Ordinary Shares, par value ILS [__] each.”

For*	Against*	Abstain*

“RESOLVED, to authorize and approve, contingent upon the Closing, that the Price Adjustment Rights, the Merger Consideration, the Company Warrants and the Company Ordinary Shares issuable upon exercise of any of the above, will be exempt and excluded from the definition of Additional Shares (as such term is defined in the Current Company Articles).”

For*	Against*	Abstain*

“RESOLVED, to replace the Current Company Articles in their entirety with the Company A&R Articles, in the form attached hereto as Exhibit D, contingent upon the Closing.”

For*	Against*	Abstain*

“RESOLVED, to approve the form of indemnification agreement, substantially in the form attached hereto as Exhibit E (the “Indemnification Agreement”), and to authorize and approve the execution, delivery and performance of such Indemnification Agreement with each director and officer of the Company, at present or in the future.”

For*	Against*	Abstain*

“RESOLVED, to approve, contingent upon the Closing, that the following individuals be elected (or re-elected, as applicable) as members of the Board of Directors of the Company (the “Board”), effective as of the Closing: [________], such that as of the Closing, the Board shall consist of the following directors: [_______].”

For*	Against*	Abstain*

“RESOLVED, to approve and confirm (A) the capitalization table attached hereto as Exhibit F, as being the complete, correct and accurate capitalization table of the Company effective as of July 31, 2021, which reflects details of the Company’s share capital as of such time, and (B) the shareholders register attached hereto as Exhibit G, as being the complete, correct and accurate register of shareholders of the Company effective as of July 31, 2021, which reflects the details of all shares of the Company outstanding as of such time. To approve any and all issuances of shares of the Company, any and all grants of warrants to purchase shares or other securities of the Company (and, if applicable, the exercise thereof and the issuance of shares upon such exercise), any and all transfers of shares of the Company, and any and all other actions previously made in, or with respect to, the share capital of the Company, in each case, which have been consummated prior to the date hereof and that eventually resulted in the holdings of securities of the Company as specified in and contemplated by Exhibit F and Exhibit G attached hereto (in each case, if and when made, and only to the extent not previously approved or ratified), be ratified and approved in all respects effective as of the respective dates of such issuance, grant, exercise, transfer or other action, as applicable, and that the issuance of the applicable shares of the Company upon the exercise of each warrant or other security or right specified in Exhibit F attached hereto, if and when exercised in accordance with its respective terms, shall be ratified and approved in all respects.”

For*	Against*	Abstain*

SHAREHOLDER*	SIGNATURE	NAME & TITLE	DATE
(please PRINT name)		(for corporate entities)

*If this proxy represents shares held by more than one person/entity, please list all such entities or provide separate proxies.

You are kindly requested to complete, date and sign the enclosed proxy and deliver it to the Company at your earliest convenience, but in any event prior to the time appointed for the meeting, by email to noam@memicmed.com.